UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________
AMENDMENT NO. 1
ON
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 18, 2005
LANCER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Texas (State or Other Jurisdiction of Incorporation)	0-13875 (Commission File Number)	74-1591073 (I.R.S. Employer Identification No.)

6655 Lancer Blvd., San Antonio, Texas (Address of Principal Executive Offices)	78219 (Zip Code)
(210) 310-7000
(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
     The Company has filed this Amendment No. 1 on Form 8-K, which was originally filed with the Securities and Exchange Commission on October 19, 2005 (the “Original Filing”), to amend the Original Filing as follows:
Item 9.01 Financial Statements and Exhibits.
     The footnote to the list of exhibits has been revised to include a list of the schedules to Exhibit 2.1, the Agreement and Plan of Merger, which was omitted from the Original Filing:
     (d) Exhibits

2.1*	Agreement and Plan of Merger, dated as of October 18, 2005, by and between Lancer Corporation and Hoshizaki America, Inc.**
99.1*	Voting and Support Agreement, dated as of October 18, 2005, by and between Hoshizaki America, Inc. and the other parties thereto.
99.2*	Press Release, dated October 19, 2005.

*	Previously filed as an exhibit to the Original Filing.

**	The following schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K:
Schedule 2.1 — List of Subsidiaries;
Schedule 2.3(b) — Company Options;
Schedule 2.4(c) — Internal Controls;
Schedule 2.4(f) — Related Party Loans;
Schedule 2.5 — Events Occurring Since Company Balance Sheet Date;
Schedule 2.6(b) — Company Registered Intellectual Property;
Schedule 2.6(c) — Liens Against Company Registered Intellectual Property;
Schedule 2.6(e) — License or Transfer of Company Intellectual Property;
Schedule 2.6(f) — License or Right to Use Third-Party Intellectual Property;
Schedule 2.6(g) — Company Intellectual Property Infringements;
Schedule 2.6(j) — Infringements against Company Intellectual Property;
Schedule 2.6(l) — Restrictions on Company Intellectual Property;
Schedule 2.7 — List of Material Contracts;
Schedule 2.10 — Compliance with Legal Requirements;
Schedule 2.11 — Governmental Authorizations;
Schedule 2.12 — Tax Matters;
Schedule 2.13(a) — Company Employee Plans;
Schedule 2.13(d) — Cost Increases and Payments under Company Employee Plans;
Schedule 2.13(f) — Fiduciary Liability Insurance Policies;
Schedule 2.13(h) — Nonqualified Deferred Compensation Plans;
Schedule 2.15(a) — Owned Real Property;
Schedule 2.15(b) — Real Property Leases;
Schedule 2.16 — Legal Proceedings;
Schedule 2.18 — Non-Contravention; Consents;
Schedule 2.21 — Restriction on Business Activities; and
Schedule 2.24 — Coca-Cola Relationship.
The Company will furnish a copy of any of the schedules to the SEC upon request.
     Except as described above, the information contained in the Original Filing has not been updated or amended.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, Lancer Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 13, 2005	LANCER CORPORATION
	By:	/s/ Christopher D. Hughes

Christopher D. Hughes, Chief Executive Officer